Exhibit 99.1

Financial Statements

WEBSTER INDUSTRIES DIVISION OF

CHELSEA INDUSTRIES, INC.

December 25, 2010 and December 26, 2009

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Independent Auditors’ Report

Board of Directors and Stockholders

Webster Industries Division of Chelsea Industries, Inc.

Chestnut Hill, Massachusetts

We have audited the accompanying balance sheets of the Webster Industries Division of Chelsea Industries, Inc. (“Webster”) as of December 25, 2010 and December 26, 2009 and the related statements of operations, changes in owner’s net investment and accumulated other comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of Webster’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Webster Industries Division of Chelsea Industries, Inc. as of December 25, 2010 and December 26, 2009 and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.
December 26, 2011
Boston, Massachusetts

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Balance Sheets

(Dollars in Thousands)

December 25, 2010 and December 26, 2009

	2010	2009
Assets
Current assets:
Cash	$848	$521
Trade receivables, less allowances of $103 and $505, in 2010 and 2009, respectively	18,269	22,381
Inventories	24,922	20,092
Other current assets	798	1,012

Total current assets	44,837	44,006
Property, plant and equipment, net	7,144	12,488

Total assets	$51,981	$56,494

Liabilities and Owner’s Net Investment
Current liabilities:
Trade accounts payable	$8,618	$7,703
Accrued expenses	5,056	7,859
Revolving credit bank loan	13,398	—
Current portion of long-term debt	942	—
Loans payable to related parties	9,476	13,811

Total current liabilities	37,490	29,373
Revolving credit bank loan	—	187
Long-term debt	6,926	7,868
Liability for pension benefits	2,106	2,252

Total liabilities	46,522	39,680

Owner’s net investment:
Accumulated other comprehensive loss	(3,274)	(3,283)
Net investment	8,733	20,097

Total owner’s net investment	5,459	16,814

Total liabilities and owner’s net investment	$51,981	$56,494

See accompanying notes to the financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Statements of Operations

(Dollars in Thousands)

Years Ended December 25, 2010 and December 26, 2009

	2010	2009
Net sales	$137,144	$157,892
Cost of sales	119,634	125,144

Gross profit	17,510	32,748
Selling, general and administrative expenses	22,995	25,053

Operating (loss) income	(5,485)	7,695
Impairment loss on property, plant and equipment (Note 2)	3,881	—

(Loss) income before interest	(9,366)	7,695
Interest expense	1,595	1,316

Net (loss) income	$(10,961)	$6,379

See accompanying notes to the financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Statements of Changes in Owner’s Net Investment and Accumulated Other Comprehensive Income (Loss)

(Dollars in Thousands)

Years Ended December 25, 2010 and December 26, 2009

	Accumulated Other
	Comprehensive Income (Loss)	Net Investment	Total
Balance, December 28, 2008	$(4,581)	$14,252	$9,671
Net income	—	6,379	6,379
Other comprehensive income (loss):
Changes in pension plan assets and pension costs	1,190	—	1,190
Amortization of pension prior service cost ($2) and net loss ($106)	108	—	108

	1,298	—	1,298

Net transfers to Owner	—	(534)	(534)

Balance, December 26, 2009	(3,283)	20,097	16,814
Net loss	—	(10,961)	(10,961)
Other comprehensive income (loss):
Changes in pension plan assets and pension costs	(140)	—	(140)
Amortization of pension prior service cost ($2) and net loss ($147)	149	—	149

	9	—	9

Net transfers to Owner	—	(403)	(403)

Balance, December 25, 2010	$(3,274)	$8,733	$5,459

See accompanying notes to the financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Statements of Cash Flows

(Dollars in Thousands)

Years Ended December 25, 2010 and December 26, 2009

	2010	2009
Cash flows from operating activities:
Net (loss) income	$(10,961)	$6,379
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,783	3,307
Provision for bad debts	402	—
Impairment of property, plant and equipment	3,881	—
Changes in assets and liabilities:
Trade receivables	3,710	1,649
Inventories	(4,830)	9,175
Other current assets	214	279
Liability for pension benefits, net	(137)	252
Trade accounts payable and accrued expenses	(1,888)	4

Net cash (used in) provided by operating activities	(6,826)	21,045

Cash flows from investing activities:
Additions to property, plant and equipment	(1,320)	(2,264)

Net cash used in investing activities	(1,320)	(2,264)

Cash flows from financing activities:
Borrowings (repayments) on revolving credit bank loan, net	13,211	(17,279)
Borrowings (repayments) on related party loans, net	(4,335)	(1,979)
Net change in owner’s net investment	(403)	(534)

Net cash provided by (used in) financing activities	8,473	(19,792)

Net increase (decrease) in cash	327	(1,011)
Cash, beginning of year	521	1,532

Cash, end of year	$848	$521

Cash paid for interest	$1,571	$1,338

See accompanying notes to the financial statements

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies

Description of Business

Webster Industries (“Webster” or the “Company”) is a division of Chelsea Industries, Inc. Chelsea Industries, Inc. is a wholly-owned subsidiary of CI Holdings Corp. (the “Parent”). Historically, Webster has been included in the consolidated financial statements of CI Holdings Corp. but is reported upon separately herein in connection with its sale to AEP Industries, Inc. as more fully described in Note 2.

The Company manufactures and sells private label and branded plastic food and waste bags and disposable food storage containers. These products are sold to consumers and institutional users through grocery, non-food and institutional channels of distribution, primarily in North America.

Basis of Presentation

The accompanying financial statements of Webster have been prepared from CI Holdings Corp.’s historical accounting records and are presented on a carve-out basis reflecting those certain assets, liabilities, and operations. Webster is an unincorporated business of CI Holdings Corp. and Chelsea Industries, Inc., and, accordingly, the Parent’s net investment in these operations (owner’s net investment) is presented in lieu of stockholder’s equity because a direct ownership relationship did not exist among the various entities comprising Webster during the period presented. The financial statements are not necessarily indicative of the financial position, results of operations and cash flows that might have occurred had the operations of Webster been an independent entity not integrated into the Parent’s other operations.

Allocation of Costs from CI Holdings Corp.

The Parent charges Webster for the cost of certain functions that are managed by the Parent and can reasonably be directly attributed to the operations of Webster. These costs include dedicated accounting and professional services support, as well as interest expense and defined benefit pension costs. The charges to Webster are based on the Parent management’s estimate of such services specifically used by Webster. Where determinations based on specific usage alone have been impracticable, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to Webster. The total of these allocations was approximately $2,288 and $2,784 for the years ended December 25, 2010 and December 26, 2009, respectively. All interest expense recognized in the accompanying financial statements has been allocated; the remaining allocations were recorded in selling, general and administration expenses. Such allocations are not intended to represent the costs that would be, or would have been, incurred if Webster was an independent business.

On a consolidated basis, the Parent incurred approximately $1,716 and $1,422 in interest expense for the years ended December 25, 2010 and December 26, 2009, respectively. Interest expense results from the Parent’s credit facility, related party loans and subordinated debentures. Interest costs of $1,595 and $1,316 for the years ended December 25, 2010 and December 26, 2009 have been allocated to Webster.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (Continued)

Allocation of Costs from CI Holdings Corp. (Continued)

The amount of the owner’s net investment included in the balance sheets represents a net investment as the result of various transactions between Webster and the Parent. There are no terms of settlement or inter-entity interest charges associated with the account balance. The balance is primarily a result of Webster’s participation in the Parent’s central cash management program, wherein virtually all of Webster’s cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent.

Fiscal Year

Webster operates on a fifty-two or fifty-three week year ending on the last Saturday in December. The financial statements presented consist of fifty-two week years for the years ended December 25, 2010 and December 26, 2009.

Inventories

Inventories are stated at the lower of cost or market using the FIFO (first-in, first-out) method. Cost includes materials, labor and overhead. Market, with respect to all inventories, is the lower of replacement cost or net realizable value. Management periodically reviews inventory to determine the necessity of reserves for excess, obsolete or unsalable inventory.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost. Depreciation is computed principally utilizing the straight-line method over periods ranging from 5 to 35 years for financial reporting purposes.

Property, plant and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable based on expected undiscounted cash flows of those assets. An impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value. The Company evaluated property, plant and equipment for impairment and recorded a write-down of the property and equipment as of December 25, 2010. See Note 2 for further discussion.

Revenue Recognition and Accounts Receivable

Revenue from sales of products is recognized when persuasive evidence of the arrangement exists, goods are shipped and title passes to the customer, pricing is fixed and determinable and collection is reasonably assured. Accounts receivable allowances are maintained for the Company’s anticipated losses resulting from the inability of its customers to make required payments, based upon the Company’s estimates of specific analysis of certain accounts, historical collection experience, current trends and status under the Company’s credit policy. Accounts are considered past due based on payment terms. The Company writes off accounts receivable only after all reasonable collection efforts have been exhausted. The Company does not have any off-balance sheet exposure related to its customers.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (Continued)

Shipping Costs

Shipping costs totaled $6,579 and $6,958 for the years ended December 25, 2010 and December 26, 2009, respectively. Shipping costs are included in selling, general, and administrative expenses.

Advertising Costs

The Company expenses all advertising costs as incurred and such costs are recorded in selling, general and administrative expenses. Advertising expenses approximated $1,089 and $946 for the years ended December 25, 2010 and December 26, 2009, respectively.

Income Taxes

The Parent has elected to be treated as an S Corporation for Federal income tax purposes. Certain of the states in which Webster operates permit S Corporation status for state income tax purposes. Accordingly, neither the Parent nor Webster are obligated for Federal or certain state income taxes. Income and losses are allocated by the Parent to its stockholders who are responsible for the payment of their portion of taxes associated with such income.

The Parent, as an S Corporation electing to be taxed as a pass through entity, has determined that such tax position does not result in an uncertainty requiring recognition. In addition to their tax status, CI Holdings Corp. has other tax positions that have been determined to be highly certain and, therefore, no reserve for unrecognized tax liability is deemed necessary. CI Holdings Corp. has recently completed an examination by the Internal Revenue Service for the year 2009 which resulted in certain routine adjustments which have been reported to its stockholders. State income tax returns are generally open for examination for the past three to four years. The Parent and the Company have adopted a policy to recognize interest and penalties on taxes as income tax expense.

Fair Value Measurements

The Company measures its financial instruments at fair value. Fair value standards require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs to determine value. Fair value standards also require the Company to classify its financial instruments into a three-level hierarchy, based on the priority of inputs to the valuation technique as follows:

Level 1 - Quoted prices are available in active markets for identical instruments as of the reporting date. The type of instruments included in Level 1 includes listed equity and debt securities publicly traded on a stock exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Instruments, which are generally included in this category, include less liquid and restricted equity securities and over-the-counter derivatives including corporate bonds and loans and public company equity securities with legal restrictions.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (Continued)

Fair Value Measurements (Continued)

Level 3 - Pricing inputs are unobservable for the instrument and include situations where there is little, if any, market activity for the instrument. The inputs into the determination of fair value require significant management judgment or estimation. Instruments that are included in this category generally include investments in privately held companies, limited partnership interests in corporate private equity funds, and funds of hedge funds.

In some instances, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such instances, an instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider in order to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic environmental and political factors and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements. Significant estimates and assumptions by management affect, but are not limited to the allowance for doubtful accounts, the carrying value of inventory, the carrying value of long-lived assets, certain accrued expenses, revenue recognition, contingencies, and transactions with the Parent.

Subsequent Events

Management has evaluated subsequent events through December 26, 2011, the date the financial statements were available to be issued.

Note 2 - Sale of the Company and Impairment Loss

On October 14, 2011, substantially all of the assets of the Company along with specified liabilities were sold to AEP Industries, Inc. (“AEP”) for approximately $25,900 subject to a final post closing adjustment based on changes in working capital levels. The financial statements included herein encompass not only those assets and liabilities sold and transferred to AEP, but also certain assets and liabilities not sold or transferred to AEP.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 2 - Sale of the Company and Impairment Loss (Continued)

Given positive operating results in 2009, the Company determined that there were no indicators of impairment in 2009. The Company experienced a loss in 2010 and losses have continued into 2011. As a result, net asset values at the date of sale were greater than their selling price. The Company recorded an asset impairment charge of $3,881 on its fixed assets during the year ended December 25, 2010. The impairment charge was determined based on a comparison of the fair value of the Company’s fixed assets to their carrying value. In estimating fair value, the income, market and cost approaches were evaluated. A combination of the market and cost methods was used for the valuation of property, plant and equipment. Cost was the primary valuation technique as cost represents the most accurate reflection of these assets’ value to the Company on an ongoing basis. When the cost method could not be used, a market method was employed if cost data was not available.

Note 3 - Inventories

Inventories consisted of the following at December 25, 2010 and December 26, 2009:

	2010	2009
Raw materials and supplies	$9,057	$7,923
Finished goods	16,423	12,635
Inventory reserves	(558)	(466)

Total	$24,922	$20,092

Note 4 - Property, Plant and Equipment

Property, plant and equipment, net of the 2010 impairment charge of $3,881 (see Note 2), consisted of the following at December 25, 2010 and December 26, 2009:

	2010	2009
Land	$154	$154
Buildings and leasehold improvements	5,429	6,090
Machinery, equipment and other	43,261	45,161

	48,844	51,405
Less accumulated depreciation and amortization	(41,700)	(38,917)

Total	$7,144	$12,488

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 4 - Property, Plant and Equipment (Continued)

Repairs and maintenance are expensed as incurred. Repairs and maintenance expenses for the years ended December 25, 2010 and December 26, 2009 were $1,910 and $1,884, respectively, and were recorded in selling, general and administrative expenses in the statements of operations.

Note 5 - Accrued Expenses

Accrued expenses, certain of which have been allocated based on the methodology discussed in Note 1, consisted of the following at December 25, 2010 and December 26, 2009:

	2010	2009
Sales promotions	$2,381	$4,228
Payroll and benefits	1,822	2,600
Other	853	1,031

Total	$5,056	$7,859

Note 6 - Borrowings

Borrowings, which have been allocated based on the methodology discussed in Note 1, consisted of the following at December 25, 2010 and December 26, 2009:

	2010	2009
Revolving credit bank loan	$13,398	$187
7.0% Subordinated debentures - related parties	7,868	7,868

Total borrowings	21,266	8,055
Less: current portion	14,340	—

Long-term borrowings	$6,926	$8,055

Scheduled maturities of allocated borrowings for the next five fiscal years are as follows:

2011	$14,340
2012	942
2013	1,884
2014	1,884
2015	2,216

Total	$21,266

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 6 - Borrowings (Continued)

The Parent has a fully secured revolving loan facility. The revolving loan agreement provides up to $22,000 of borrowings. All assets of the Parent and Webster are pledged as collateral for this loan, which matured on December 31, 2010.

The revolving loan facility required various financial covenants, substantially all of which were in default at December 25, 2010. Prior to the sale, the Company was operating under the terms of a Forbearance Agreement with its bank. Subsequent to December 25, 2010, the assets of Webster along with specified liabilities were sold to AEP, the proceeds from which were used to repay the revolving loan facility (see Note 2).

The Parent’s borrowings under the facility were governed by advance rates against certain assets.

In connection with the credit facility, the Parent has guaranteed the credit facility of a related party. The borrowings outstanding on the related party’s credit facility were $840 at December 25, 2010. Management of the Parent has determined that, based on the performance of the related party, the Parent will not have to perform on the guarantee at December 25, 2010. Additionally, this related party has cross-guaranteed the credit facility of the Parent.

Interest charged based on LIBOR was 3.44% through December 25, 2010 and was 2.89% through December 26, 2009.

The Company has been allocated borrowings, subordinated to the credit facility, from related parties amounting to $9,476 and $13,811 at December 25, 2010 and December 26, 2009, respectively. Under the terms of these loans, the amounts are due on demand. The Company is prohibited from making payments on these borrowings due to its bank loan defaults. The interest rate provisions are the same as those charged under the credit facility. These loans, along with the 7.0% subordinated debentures, remain outstanding subsequent to the sale to AEP.

Additionally, the Company has been allocated outstanding letters of credit under the agreement in the amount of $632 at December 25, 2010 and $694 at December 26, 2009, which remain outstanding subsequent to the sale to AEP.

Allocated payments for interest were $1,595 and $1,316 for the years ended December 25, 2010 and December 26, 2009, respectively, of which $454 and $389 was attributable to related party indebtedness, respectively.

Note 7 - Pension Plans

Nonunion Webster employees are covered by the Parent’s noncontributory, defined benefit pension plan provided they meet certain eligibility requirements as to age and length of service. Benefits paid to participants are based on years of service and average pay during their seven highest consecutive years of compensation. Contributions are calculated so as to comply with ERISA requirements. Based upon an action by the Parent’s Directors during 2008, the plan was frozen effective March 31, 2009, at which time benefits ceased to accrue. Assets, liabilities and costs of this plan are allocated to Webster based on the participants in the plan who are Webster employees.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 7 - Pension Plans (Continued)

Certain of Webster’s hourly employees who participate in a collective bargaining agreement are covered by a separate noncontributory defined benefit pension plan. Benefits paid to participants are based on years of service at a rate specified in a collective bargaining agreement.

The combined and allocated status of the Company’s plans is as follows at December 25, 2010 and December 26, 2009:

	2010	2009
Fair value of plan assets	$8,371	$7,589
Projected benefit obligation	10,477	9,841

Funded status	$(2,106)	$(2,252)

Noncurrent liabilities recognized on the balance sheets	$(2,106)	$(2,252)

Accumulated benefit obligation	$10,477	$9,841

Amounts recognized in accumulated other comprehensive income (loss) at December 25, 2010 and December 26, 2009:

	2010	2009
Prior service cost	$(18)	$(20)
Net actuarial loss	(3,256)	(3,263)

Net amount recognized	$(3,274)	$(3,283)

Economic assumptions:
Discount rate	5.75%	6.00%
Expected return on plan assets	8.50%	8.50%
Rate of compensation increase	N/A	N/A
Benefits expense	$290	$522
Benefits paid	$541	$437
Employer contributions	$355	$236

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 7 - Pension Plans (Continued)

The fair values of the Company’s allocated pension plan assets at December 25, 2010 and December 26, 2009, by asset category are as follows:

	2010
Asset Category	Level 1	Level 2	Total
Cash and cash equivalents	$683	$—	$683
U.S. equity securities	5,089	—	5,089
U.S. Treasury bonds	322	—	322
Corporate bonds	2,181	—	2,181
Mortgage-backed securities	—	96	96

Total	$8,275	$96	$8,371

	2009
Asset Category	Level 1	Level 2	Total
Cash and cash equivalents	$886	$—	$886
U.S. equity securities	4,573	—	4,573
U.S. Treasury bonds	297	—	297
Corporate bonds	1,705	—	1,705
Mortgage-backed securities	—	128	128

Total	$7,461	$128	$7,589

The pension plans contain no Level 3 assets.

The expected long-term rate of return on assets assumption is based on historical experience and consultation with the Parent’s actuarial consultants. Management believes the current 8.5% assumption is reasonable compared to the 15-year historical weighted average compound return of 8.4% actually achieved on the pension plan assets.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 7 - Pension Plans (Continued)

Contribution

The Company expects to contribute approximately $270 for its two pension plans in 2011 to satisfy funding requirements. The estimated net loss and prior service cost for the plans that will be amortized into net periodic benefit cost in the next fiscal year are $147 and $2, respectively.

Estimated Benefit Payments

The following Webster benefit payments, which reflect expected future years of service, approximate what is expected to be paid for the indicated periods:

2011	$403
2012	405
2013	442
2014	529
2015	616
2016 - 2020	3,642

Note 8 - Other Retirement Plans

The Parent maintains a 401(k) defined contribution plan covering substantially all eligible employees, which includes an annual employer elective matching contribution provision for non-union employees. The 401(k) expense totaled $52 and $57 in 2010 and 2009, respectively.

Note 9 - Commitments and Contingencies

Litigation

The Company is subject to claims and lawsuits which arise in the ordinary course of business. On the basis of information presently available and advice received from legal counsel representing the Company, the Company believes that the disposition or ultimate determination of such litigation will not be material to its financial condition or results of operations.

Operating Leases

The Company leases various office space, buildings, transportation, and production equipment with terms in excess of one year.

WEBSTER INDUSTRIES DIVISION OF CHELSEA INDUSTRIES, INC.

Notes to Financial Statements

(Dollars in Thousands)

Note 9 - Commitments and Contingencies (Continued)

Operating Leases (Continued)

The Company is committed under various noncancellable operating leases for consolidated minimum rentals as follows:

2011	$2,183
2012	1,729
2013	1,603
2014	1,550
2015	1,526
Thereafter	3,876

Total	$12,467

Rent expense for the years ended December 25, 2010 and December 26, 2009 was $3,060 and $3,223, respectively, were recorded in selling, general and administrative expenses in the statements of operations.

Other Commitments

Approximately 435 of Webster’s hourly union employees are covered by a union contract that expires on November 9, 2013.

Note 10 - Concentrations

For the year ended December 25, 2010, two Webster Industries customers accounted for approximately 29% (19% and 10%) of the Company’s net sales. At December 25, 2010, the same two customers accounted for approximately 33% of accounts receivable, all of which has subsequently been collected during 2011.

For the year ended December 26, 2009, two of the Company’s customers accounted for approximately 27% (17% and 10%) of net sales. At December 26, 2009, the same two customers accounted for approximately 38% of accounts receivable and 100% of these amounts have subsequently been collected during 2010.

Cash is held with high-credit quality institutions. Normally such amounts are in excess of the FDIC insurance limit.